UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Aon PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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. + Vote by Internet • Go to www.envisionreports.com/AON • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Important Notice Regarding the Availability of Proxy Materials for the Aon plc Annual General Meeting To Be Held on June 23, 2017 Under the rules of the Securities and Exchange Commission and the U.K. Companies Act 2006, you are receiving this notice that the proxy materials for Aon plc’s annual general meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy of the proxy materials. The items to be voted on and location of the annual general meeting are on the reverse side. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. It is not a substitute for them. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Annual Report to Shareholders, and U.K. Annual Report and Accounts for the year ended December 31, 2016 are available at: www.envisionreports.com/AON Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view proxy materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/AON to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 13, 2017 to facilitate timely delivery. + 2 N O T 02LFQD Annual General Meeting Proxy Materials – Notice of Availability IMPORTANT ANNUAL MEETING INFORMATION

Information about the Annual General Meeting

The Annual General Meeting of Aon plc will be held at 99 Bishopsgate, London EC2M 3XF, United Kingdom, on June 23, 2017 at 8:00 A.M. British Summer Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 below, each to be re-elected by way of a separate resolution, EVERY ONE YEAR for Proposal 3, and FOR Proposals 2, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 13 each to be passed as a separate resolution.

1. Re-election of Directors.
   01 - Lester B. Knight
   02 - Gregory C. Case
   03 - Jin-Yong Cai
   04 - Fulvio Conti
   05 - Cheryl A. Francis
   06 - J. Michael Losh
   07 - Robert S. Morrison
   08 - Richard B. Myers
   09 - Richard C. Notebaert
   10 - Gloria Santona
   11 - Carolyn Y. Woo
2. Advisory vote to approve executive compensation.
3. Advisory vote on the frequency of holding an advisory vote on executive compensation.
4. Approval of our directors' remuneration policy.
5. Advisory vote to approve the directors' remuneration report.
6. Receipt of Aon's annual report and accounts, together with the reports of the directors and auditors, for the year ended December 31, 2016.
7. Ratification of the appointment of Ernst & Young LLP as Aon's Independent Registered Public Accounting Firm.
8. Re-appointment of Ernst & Young LLP as Aon's U.K. statutory auditor under the Companies Act 2006.
9. Authorization of the Board of Directors to determine the remuneration of Aon's U.K. statutory auditor.
10. Approval of forms of share repurchase contracts and repurchase counterparties.
11. Authorize the Board of Directors to exercise all powers of Aon to allot shares.
12. Authorize the Board of Directors to allot equity securities for cash without rights of preemption.
13. Authorize Aon and its subsidiaries to make political donations or expenditures.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS DOCUMENT. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. This is not the official notice of the Annual General Meeting for the purposes of English law. The official notice is contained in the proxy materials.

Directions to the Annual General Meeting of Aon plc

For directions to the Annual General Meeting of Aon plc, please contact Aon's corporate office at + 1 (312) 381-1000 in the United States or + 44(0) 20 7623 5500 in the United Kingdom.

Here's how to order a copy of the proxy materials, which include the proxy card, Proxy Statement, Annual Report to Shareholders, and U.K. Annual Report and Accounts, and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet in accordance with the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/AON**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Aon plc" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 13, 2017.

02LFQD